United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 17, 2013 (Date of earliest event reported: January 11, 2013)
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281
 (Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01    Entry Into a Material Definitive Agreement

ITEM 3.02    Unregistered Sales of Equity Securities

On January 11 and 14, 2013, Xhibit Interactive, LLC, a Nevada limited liability company fka Xhibit LLC (“Xhibit”), a wholly-owned subsidiary of Xhibit Corp., fka NB Manufacturing, Inc., a Nevada corporation (“NB” or “Registrant”), cancelled two Promissory Notes, issuing shares of the Registrant’s common stock in partial exchange. One Promissory Note was due from Xhibit to Larry Eiteljorg in the principal amount of $200,000. The other Promissory Note was due from Xhibit to Paul Hrissikopoulos in the principal amount of $500,000.

Mr. Eiteljorg’s Note was cancelled in its entirety on January 14, 2013, and he was issued 57,143 shares of the Registrant’s common stock in exchange for the cancellation, in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Mr. Hrissikopoulos’s Note was cancelled on January 11, 2013, and a new Note was issued by the Registrant in the principal amount of $250,000, at 10% annual interest and with a maturity date of December 31, 2013. Mr. Hrissikopoulos was also issued 71,429 shares of the Registrant’s common stock, in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, in exchange for the cancellation of $250,000 in principal of the original note.

The foregoing description of the new Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed as Exhibit 10.13 to this Form 8-K.

ITEM 9.01    Exhibits

10.13	Promissory Note of Xhibit Corp. payable to Paul Hrissikopoulos, dated January 11, 2013, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 17, 2013

Xhibit Corp., a Nevada corporation By: /s/ Michael Schifsky Michael Schifsky, CFO